Exhibit 23-C







                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this amendment to the Registration Statement on Form S-3 of our report dated February 10, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in GPU, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 12, 2000